Exhibit 10.3

INVESTOR RIGHTS AND CONVERSION AGREEMENT

This Investor Rights and Conversion Agreement (the “Agreement”) is dated as of February 1, 2012, by and among Real Estate Strategies L.P., a Bermuda Limited Partnership (“RES” or the “Investor”), IRSA Inversiones y Representaciones Sociedad Anónima, an Argentine sociedad anónima (“IRSA”) (solely for purposes of Section 7(e) hereof) and Supertel Hospitality, Inc., a Virginia corporation (the “Company” and, together with the Investor and IRSA, the “Parties”).

WHEREAS, the Investor and IRSA entered into a purchase agreement dated November 16, 2011 with the Company (the “Purchase Agreement”) with respect to the purchase of shares of Series C Preferred Stock, par value $0.01 per share of the Company (the “Preferred Shares”), which are convertible into shares of common stock of the Company, par value $0.01 per share, which are validly issued, fully paid and non assessable and free of any preemptive rights, rights of first refusal or other or similar rights, subject to the Transaction Documents (the “Common Stock”);

WHEREAS, in connection with the authorization of the Preferred Shares, the Company will file with the Commonwealth of Virginia an amendment to the Company’s Articles of Incorporation setting forth the terms of the Preferred Shares (the “Preferred Share Terms”);

WHEREAS, upon the sale and purchase of the Preferred Shares, the Company will issue to Investor the warrants (the “Warrants”) to purchase Common Stock (the “Warrant Shares”) on the terms contained therein; and

WHEREAS, upon the sale and purchase of the Preferred Shares, the Company, the Investor and IRSA will enter into a directors designation agreement (the “Directors Designation Agreement”);

WHEREAS, upon the sale and purchase of the Preferred Shares, the Company, the Investor and IRSA will enter into a registration rights agreement (the “Registration Rights Agreement”); and

WHEREAS, in connection with the purchase of the Preferred Shares pursuant to the Purchase Agreement, the parties desire to enter into this Agreement to provide Investor with certain additional rights and obligations and to promote the interests of the Company, and to provide for certain other matters as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Company Conversion Call.

(a) Conversion Call. If at any time after the Closing Date, the Company has paid regular dividends on the Common Stock of $0.075 per share or more in one or more dividend payments in a twelve (12) month period, the Company shall have the right, in accordance with this Section 1, to require, in a written notice provided to the Investor, that the Investor promptly convert the Preferred Shares into Common Stock on a reasonable basis so as to convert all Preferred Shares but not to exceed the Beneficial Ownership Limitation pursuant to the terms thereof (the “Conversion Call”). If after such conversion and provided that the Company continues to pay at least a $0.075 dividend on its Common Stock then if the Investor sells Common Stock so that it holds less than the Beneficial Ownership Limitation but still owns Preferred Shares, then the Investor will promptly convert any additional Preferred Shares to Common Stock in order to maintain the aforementioned limited limitation. No Conversion Call will be issued by the Company to require such conversions of Preferred Shares into Common Stock unless the Company has a good faith expectation that it will maintain the regular dividend rate at the $ 0.075 level or greater over the succeeding year. The Company will file a registration statement with the Securities and Exchange Commission (“SEC”) pursuant to the Registration Rights Agreement registering for the resale the Common Stock issuable upon the conversion of the Preferred Shares.

(b) Call Mechanics. At any time after the Conversion Call is exercisable pursuant to Section 1(a) above, the Company, in accordance with the terms hereof, may exercise the Conversion Call, in whole but not in part by delivering to the Investor written notice of the election (the “Conversion Call Notice”), duly executed by the Company, with a representation by the Company that it has a good faith expectation that it will maintain or increase the regular $0.075 dividend rate over the following twelve (12) months. At the conclusion of such twelve (12) months if the regular dividend rate has not been maintained or increased, then the Conversion Call Notice shall terminate and no additional conversions of Preferred Shares shall be required with respect to that Conversion Call Notice.

(c) Conversion. Within 30 days after receiving a Conversion Call Notice, the Investor shall deliver a notice of conversion to the Company to convert the number of Preferred Shares into Common Stock as specified in the Conversion Call Notice. Any such conversion shall be subject to the Preferred Share Terms, including the Beneficial Ownership Limitation therein. Any Preferred Shares that cannot be exercised by the Investor to the extent specified in the Conversion Call Notice because of the Beneficial Ownership Limitation, shall be converted by Investor at the time or times thereafter if and when the Beneficial Ownership Limitation would not then be exceeded, provided that, upon the Investor’s request at the time of such subsequent conversion the Company by written representation advises that it has a good faith expectation the it will maintain or increase the regular dividend rate of $0.075 per share of Common Stock for the twelve (12) months subsequent to the conversion.

(d) Issuance of Conversion Shares. Promptly but no later than 10 calendar days after receipt by the Company of the notice of conversion as described in Section 1(d) and delivery of the certificates of the Preferred Shares to be converted, the Company shall issue and cause to be delivered to the Investor a certificate or certificates (or the electronic equivalent thereof) representing the number of fully paid and non-assessable Common Stock as specified in the Conversion Call Notice.

(e) Reservation of Authorized Common Stock. As provided in the Preferred Share Terms, the Company has, and shall continue at all times to reserve and keep available out of the aggregate of its authorized but unissued Common Stock, free and clear of all liens and preemptive rights, such number of duly authorized Common Stock as shall be sufficient to enable the Company at any time to fulfill all of its obligations pursuant to the Conversion Call option.

(f) Certificate of Adjustment. Whenever the Conversion Price is adjusted, the Company will promptly deliver an adjustment notice as provided in the Preferred Share Terms.

(g) Minimum Adjustment. Notwithstanding anything herein to the contrary, as provided in the Preferred Share Terms, no adjustment of the Conversion Price shall be made pursuant to this Section 1 in an amount less than $0.01 per share, and any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to $0.01 per share, or more.

(h) Notices of Record Date. Unless the Investor Designees have prior notice, upon (i) any taking by the Company of a record of the holders of Common Stock for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution (other than the Company’s normal quarterly cash dividend), or (ii) any acquisition or other capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company with or into any other entity, or any transfer of substantially all of the assets of the Company, or any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall mail to the Investor at least ten (10) days prior to the record date specified therein a notice specifying (a) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (b) the date on which any such acquisition, reorganization, reclassification, consolidation, merger, transfer of substantially all of the assets of the Company, dissolution, liquidation or winding up is expected to become effective, and (c) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their Common Stock (or other securities) for securities or other property deliverable upon such acquisition, reorganization, reclassification, consolidation, merger, transfer of substantially all of the assets of the Company, dissolution, liquidation or winding up.

(i) Fractional Shares. No fractional Common Stock shall be issued upon exercise of the Conversion Call option. All Common Stock (including fractions thereof) issuable upon exercise of the Conversion Call option shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the exercise would result in the issuance of any fractional share, the Company shall, in lieu of issuing any fractional shares, pay cash equal to the product of such fraction multiplied by the fair market value per Common Stock on the date of the Conversion Call option is exercised (as reported by the NASDAQ or any other national securities exchange on which the Common Stock are then listed for trading, or if none, the most recently reported “over the counter” trade price or if none, as determined in good faith by the Board of Directors of the Company).

2. Standstill.

(a) General Standstill. Unless specifically authorized in writing in advance by a majority of the members of the Board of Directors who are not director designees of Investor pursuant to the Directors Designation Agreement, the Investor hereby agrees that it shall not, and shall cause its Affiliates not to, directly or indirectly, for so long as Investor owns 20% or more of the Voting Stock or has rights to designate one or more directors for the Board of Directors pursuant to the Directors Designation Agreement:

(i)	acquire, agree to acquire, or propose to acquire, in any manner, directly or indirectly through an Affiliate, “beneficial ownership” (as determined pursuant to Rule 13d-3 under the Securities Act, except that a person or group shall be deemed to have beneficial ownership of shares of Voting Stock that such person or group has the right to acquire regardless of when such right is first exercisable) or control of:

(A)	any securities of the Company or the Operating Partnership (or options, rights or warrants or other commitments to purchase or securities convertible into (or exchangeable or redeemable for) Common Stock) as a result of which, after giving effect to such purchase or acquisitions, Investor and its Affiliates will Beneficially Own more than 34% of the outstanding Voting Stock;

(B)	any subsidiary or any assets or properties of the Company or any subsidiary or division thereof;

(ii)	initiate, make or participate in any “solicitation” of “proxies” or become a “participant” in any “election contest” (as such terms are used in the current and any future proxy rules of the Commission, but (1) disregarding clause (iv) of Rule 14a-1(l)(2) under the Exchange Act and (2) including any exempt solicitation pursuant to Rule 14a-2(b)(1) under the Exchange Act) with respect to the Company; provided the foregoing shall not be deemed to prohibit (a) Investor from voting (or casting a written consent solicited by the Company) regarding its Common Stock in the manner it deems appropriate, (b) voting for the election of directors who are members of the current Board of Directors or their successors as provided in the Directors Designation Agreement, or (c) Investor’s designees on the Board of Directors from participating in board deliberations, subject to compliance with the Company’s governing documents;

(iii)	call, or in any way encourage or participate in a call for, any special meeting of shareholders of the Company (or take any action with respect to acting by written consent of the shareholders of the Company); request, or take any action to obtain or retain any list of holders of any securities of the Company; or initiate or propose any shareholder proposal (including, without limitation, any proposal to amend the Articles of Incorporation or Bylaws) or participate in or encourage the making of, or solicit shareholders of the Company for the approval of, one or more shareholder proposals;

(iv)	seek to encourage any third person to vote Common Stock or the securities of the Company in opposition to a recommendation of a majority of the Board of Directors, notwithstanding the fact the Investor may vote its shares in such opposition;

(v)	seek representation on the Board of Directors or a change in the composition or size of the Board of Directors other than as expressly permitted by the Directors Designation Agreement;

(vi)	form, join or act in concert with any other person with respect to a “group” (as defined in Section 13(d)(3) of the Exchange Act) relating to the Company other than a group existing as of the date of this Agreement of Investor, IRSA and the investors in Investor as of the date hereof;

(vii)	assist or encourage any attempt by any other person to do any of the foregoing;

(viii)	disclose any intention, plan or arrangement inconsistent with the provisions of this Section 2;

(ix)	request the Company or any of its directors, officers, employees or agents to amend or waive any provisions of this Section 2(a) or Article XI of the Articles of Incorporation (except for the Ownership Limit Waiver to be provided on the Closing Date) or seek to challenge the legality or effect thereof; or

The provisions of this Section 2 are referred to in this Agreement, collectively, as “Restricted Activities.” Notwithstanding the foregoing, nothing in this Section 2 shall prohibit the Investor or their Affiliates from making a proposal to acquire any Company or Operating Partnership asset or property for which the Company or the Operating Partnership publicly announces an intention to sell or for which the Company or the Operating Partnership actively solicits acquisition proposals from third parties.

(b) Investment Company Matters. The Investor shall not be or become an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

(c) Ownership. The Investor and IRSA represent and warrant that as of the date of the Purchase Agreement, that neither they nor their affiliates beneficially own, and did not from the date of the Purchase Agreement to the Closing Date beneficially own, any Voting Stock.

3. Preemptive Rights.

(a) Sale of New Securities. The Investor and its Affiliates and their respective Subsidiaries shall have the right to purchase up to its pro rata share (based on its percentage of Beneficial Ownership of the Company, on a fully diluted basis) of all issuances of equity or securities convertible to or exchangeable for equity in the Company from the Closing Date to January 31, 2015 (or until January 31, 2018, provided that Investor’s combined stake (including the Preferred Shares if converted) represents at least ten million (10,000,000) shares of Common Stock), if the Investor and/or its Affiliates and/or their respective Subsidiaries have purchased the Preferred Shares, if at any time or from time after the Closing Date, the Company makes any public or non-public offering of any equity securities (including Common Stock or preferred shares, options or debt that is convertible or exchangeable into equity securities or that include an equity component, such as an “equity” kicker, including any hybrid security) (any such security, a “New Security”) for cash (excluding the issuance or sale in the aggregate of up to 200,000 shares of Common Stock in any six month period through the equity distribution agreement with JMP Securities or the standby equity distribution agreement with YA Global Master SPV Ltd., or any similar equity distribution arrangement executed prior to the day hereof and, for the avoidance of doubt, other than (1) pursuant to the granting of employee equity awards, in each case in the ordinary course of equity compensation awards or stock purchase plans or dividend reinvestment plans, or (2) issuances for the purposes of consideration in acquisition transactions), the Investor shall be afforded the opportunity to acquire from the Company for the same price and on the same terms as such securities are proposed to be offered to others, up to the amount of New Securities in the aggregate required to enable it to maintain its then proportionate Common Stock-equivalent interest (including Common Stock issuable upon Preferred Shares Beneficially Owned by Investor), subject to the limitation set forth in Section 2(a)(i)(A). The amount of New Securities that the Investor shall be entitled to purchase in the aggregate, subject to the limitations set forth in Section 2(a)(i)(A), shall be determined by multiplying (x) the total number of such offered shares of New Securities by (y) a fraction, the numerator of which is the number of Common Stock held by the Investor (including Common Stock issuable upon Preferred Shares and Warrants beneficially owned by Investor), and the denominator of which is the number of Common Stock then outstanding (including Common Stock issuable upon Preferred Shares and Warrants beneficially owned by Investor).

(b) Notice. In the event the Company proposes to offer New Securities, it shall give the Investor prior written notice of its intention, describing the price (or range of prices), anticipated amount of securities, timing and other terms upon which the Company proposes to offer the same, no later than ten (10) Business Days prior to the commencement of such offer or sale, as the case may be, or six (6) Business Days prior the commencement of such offer in the case of an underwritten public offering of Common Stock or preferred shares on an “overnight” or equivalent expedited offering (an “Expedited Offering”). The Investor shall have seven (7) Business Days (four (4) Business Days in the case of an Expedited Offering) from the date of receipt of such a notice to notify the Company in writing that it intends to exercise such purchase rights and as to the amount of New Securities the Investor desires to purchase. Such notice shall constitute a non-binding indication of interest of the Investor to purchase the amount of New Securities so specified at the price and other terms set forth in the Company’s notice to it. The failure of the Investor to respond within such seven (7) Business Day period (or four (4) Business Day period in the case of an Expedited Offering) period shall be deemed to be a waiver of the Investor’s rights under this Section 3 only with respect to the offering described in the applicable notice.

(c) Purchase Mechanism. If the Investor exercises its preemptive rights provided in this Section 3, the closing of the purchase of the New Securities with respect to which such right has been exercised shall take place (a) in the case of any public offering, simultaneously with the closing of such offering to other purchasers, or (b) in the case of any private offering, upon the later to occur of the closing of such offering and thirty (30) calendar days after the giving of notice of such offering. Each of the Company and the Investor agrees to use its commercially reasonable efforts to secure any regulatory or other consents or shareholder approval, and to comply with any law or regulation necessary in connection with the offer, sale and purchase of, such New Securities.

(d) Failure of Purchase. In the event the Investor fails to exercise its preemptive rights provided in this Section 3 within the prescribed period or, if so exercised, the Investor is unable to consummate such purchase within the time period specified in Section 3(c) above, the Company shall thereafter be entitled during the period of ninety (90) days following the conclusion of the applicable period to sell or enter into an agreement (pursuant to which the sale of the New Securities covered thereby shall be consummated, if at all, within thirty (30) days from the date of said agreement) to sell the New Securities not elected to be purchased pursuant to this Section 3 or that the Investor is unable to purchase because of such failure to obtain any such consent or approval, at a price and upon terms no more favorable to the purchasers of such securities than were specified in the Company’s notice to the Investor. Notwithstanding the foregoing, if such sale is subject to the receipt of any regulatory or other consents, shareholder approval or the expiration of any waiting period, the time period during which such sale may be consummated shall be extended until the expiration of five Business Days after all such approvals or consents have been obtained or waiting periods expired, but in no event shall such time period exceed 180 days from the date of the applicable agreement with respect to such sale. In the event the Company has not sold the New Securities or entered into an agreement to sell the New Securities within said ninety 90-day period (or sold and issued New Securities in accordance with the foregoing within thirty (30) days from the date of said agreement (as such period may be extended in the manner described above for a period not to exceed 180 days from the date of said agreement)), the Company shall not thereafter offer, issue or sell such New Securities without first offering such securities to the Investor in the manner provided above.

(e) Cooperation. The Company and the Investor shall cooperate in good faith to facilitate the exercise of the Investor’s rights hereunder, including securing any required approvals or consents.

4. Additional Matters.

(a) Investor Participation. Investor’s participation in the Company’s financial and operating policy decisions will be through its director designees elected pursuant to the Directors Designation Agreement. As long as the Investor has the right to designate one or more directors for the Board of Directors, the Company shall furnish the Investor with such financial and operating data and other information with respect to the business, finance and properties of the Company as the Company prepares and compiles for members of its Board of Directors in the ordinary course. In case the Investor has no designee on the Board of Directors, but the standstill provided in Section 2 above is still in place, then the Company undertaking shall also remain effective and those rights shall be afforded directly to the Investor.

(b) Employment Agreements. On the Closing Date, the Company will enter into employment agreements with the Company executives listed on Exhibit 4(b), with the terms included on such exhibit.

5. Termination. This Agreement, and the respective rights and obligations of the parties hereof, shall terminate upon the earlier of (i) Investor ceasing to Beneficially Own 7% of the Voting Stock after the Closing Date or (ii) the execution of a written agreement of the parties to terminate this Agreement.

6. Miscellaneous.

(a) Amendment. No amendment or waiver of any provision of this Agreement will be effective with respect to any party unless made in writing and signed by an officer of a duly authorized representative of such party.

(b) Waivers. The conditions to each party’s obligations in the Agreement are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law. No waiver of any party to this Agreement will be effective unless it is in a writing signed by a duly authorized officer of the waiving party that makes express reference to the provision or provisions subject to such waiver.

(c) Counterparts and Facsimile. For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Agreement may be delivered by facsimile and such facsimiles will be deemed as sufficient as if actual signature pages had been delivered.

(d) Governing Law and Forum. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the principles of conflicts of laws. Each of the parties hereto hereby irrevocably consents, to the maximum extent permitted by law, that any action or proceeding relating to this Agreement or the transactions contemplated hereby shall be brought, at the option of the party instituting the action or proceeding, in any court of general jurisdiction in New York County, New York, in the United States District Court for the Southern District of New York or in any state or federal court sitting in the area currently comprising the Southern District of New York. Each of the parties hereto waives any objection that it may have to the conduct of any action or proceeding in any such court based on improper venue or forum non conveniens, waives personal service of any and all process upon it, and consents that all service of process may be made by mail or courier service directed to it at the address set forth herein and that service so made shall be deemed to be completed upon the earlier of actual receipt or ten days after the same shall have been posted or delivered to a nationally recognized courier service. Nothing contained in this shall affect the right of any party hereto to serve legal process in any other manner permitted by law.

(e) IRSA Guarantee. IRSA is a party to this Agreement solely for purposes of guaranteeing the obligations of the Investor and shall be liable to the Company, to the same extent as the Investor, for the obligations of the Investor hereunder.

(f) Notices. All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing, unless otherwise specified in this Agreement, and if sent to the Investor, shall be delivered to Real Estate Strategies L.P. Clarendon House 2, Church Street, Hamilton HM CX, Bermuda, c/o IRSA Inversiones y Representaciones Sociedad Anónima, Bolívar 108 (C1066AAB), Buenos Aires, Argentina, fax no. +54 (11) 4323-7449, Attention: Eduardo S. Elsztain, with copies to and Zang, Bergel & Vines Abogados, Florida 537, 18th Floor, (C1005AAK), Buenos Aires, Argentina, fax no. +54 (11) 5166-7070, Attention: Pablo Vergara del Carril; or if sent to the Company or the Operating Partnership, shall be delivered to Supertel Hospitality, Inc., 1800 West Pasewalk Avenue, Suite 200, Norfolk, Nebraska 68701, fax no.

(402) 371-4229 Attention: Chief Executive Officer, with a copy to McGrath North Mullin & Kratz, PC LLO, Suite 3700 First National Tower, 1601 Dodge Street, Omaha, Nebraska 68102, fax no. (402) 952-1802, Attention: Guy Lawson. Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

(g) Confidentiality. For the avoidance of doubt, the confidentiality agreement, dated as of December 20, 2010, by and between the Company and the Investor shall continue in full force and effect notwithstanding this Agreement.

(h) Captions. The section, paragraph and clause captions herein are for convenience of reference only, do not constitute part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof.

(i) No Third Party Beneficiaries. Nothing contained in this Agreement, expressed or implied, is intended to confer upon any person or entity other than the parties hereto, any benefit right or remedies.

(j) Time of Essence. Time is of the essence in the performance of each and every term of this Agreement.

(k) Public Announcements. Subject to each party’s disclosure obligations imposed by law or regulation, each of the parties hereto will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement and any of the transactions contemplated by this Agreement or the other Transaction Documents (as defined in the Purchase Agreement), and no party hereto will make any such news release or public disclosure without first consulting with the other party hereto and receiving its consent (which shall not be unreasonably withheld or delayed) and each party shall coordinate with the other with respect to any such news release or public disclosure.

(l) Successors, Assigns and Transferees. This Agreement and the rights and obligations hereunder shall be binding upon and inure to the benefit of the parties and their respective legal representatives, heirs, legatees, successors, and assigns and any other transferee.

(m) Assignment. Except as otherwise provided in this Section 6(m), this Agreement and the rights and obligations hereunder may not be assigned without the prior written consent of the parties hereto and any purported or attempted assignment or other transfer of rights or obligations under this Agreement without such consent shall be void and of no force or effect. Notwithstanding any provision in this Agreement to the contrary, the Investor may, in its sole discretion and without the Company’s prior consent, assign the rights and obligations under Section 3 to any of its Affiliates that agrees in writing for the benefit of the Company to be bound by the relevant terms of this Agreement and the other Transaction Documents; provided that, such Affiliate is permitted under applicable law or regulation to exercise such rights to purchase New Securities under Section 3 of this Agreement.

(n) Expenses; Attorney’s Fees. Each party will be solely responsible for its fees and expenses in connection with the transactions contemplated herein, including the fees and expenses of their respective attorneys, accountants, investment bankers and consultants. In any action or proceeding brought to enforce any provision of this Agreement, the successful party shall be entitled to recover reasonable attorney’s fees and expenses in addition to any other available remedy.

(o) Recapitalization or Exchange Affecting the Company’s Capital Stock. The provisions of this Agreement shall apply in accordance with its terms with respect to all of the shares of beneficial interest of the Company or any successor thereto (including a successor by merger or consolidation) or that may be issued in respect of, in exchange for, or in substitution of such shares, as applicable, and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations, and the like occurring after the date hereof.

(p) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal, or unenforceable in any respect for any reason, the validity, legality, and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby.

(q) Entire Agreement. This Agreement (including the exhibit hereto) and the Transaction Documents constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, between the parties, with respect to the subject matter hereof.

7. Definitions. Capitalized terms used but not defined in this Agreement or this Section 8 shall have the meanings ascribed to such terms in the Purchase Agreement.

(a) “Affiliate” means, with respect to any person, any person directly or indirectly controlling, controlled by or under common control with, such other person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any person, means the possession, directly or indirectly, of the power to cause the direction of management or policies of such person, whether through the ownership of voting securities by contract or otherwise.

(b) “Agreement” has the meaning ascribed such term in the preamble.

(c) “Articles of Incorporation” means the Articles of Incorporation of the Company (as amended and supplemented from time to time).

(d) “Board of Directors” has the meaning ascribed to such term in Section 1(a).

(e) “Beneficially Own,” “Beneficially Owned” or “Beneficial Ownership” means with respect to any securities, having beneficial ownership of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act.

(f) “Beneficial Ownership Limitation” shall have the meaning ascribed to such term in the Designation of the Terms of the Series C Cumulative Preferred Stock as set forth in the Articles of Incorporation.

(g) “Business Day” means any day except a Saturday, Sunday or other day on which banks in New York, New York and Ciudad Autónoma de Buenos Aires, Argentina are authorized by law to close, other than the Jewish holidays listed by Bloomberg under CDR-JW (including Pesach 1st day, Pesach 2nd day, Pesach 7th day, Pesach 8th day, Shavuot, Shavuot (yizcor), Rosh Hashanah, Yom Kippur, Sucot, Shemini Atzeret and Simjat Tora)

(h) “Closing Date” shall have the meaning ascribed to such term in the Purchase Agreement.

(i) “Commission” means the Securities and Exchange Commission.

(j) “Common Stock” has the meaning ascribed to such term in the recitals.

(k) “Company” has the meaning ascribed to such term in the preamble.

(l) “Conversion Call” has the meaning ascribed to such term in Section 2(a).

(m) “Conversion Call Notice” has the meaning ascribed to such term in Section 2(b).

(n) “Directors Designation Agreement” has the meaning ascribed to such term in the recitals.

(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(p) “Expedited Offering” has the meaning ascribed to such term in Section 4(b).

(q) “Investor” has the meaning ascribed to such term the preamble.

(r) “Investor Designees” has the meaning ascribed to such term in the Directors Designation Agreement.

(s) “IRSA” has the meaning ascribed to such term in the preamble.

(t) “New Security” has the meaning ascribed to such term in Section 4(a).

(u) “Operating Partnership” has the meaning ascribed to such term in the recitals of the Purchase Agreement.

(v) “Ownership Limit Waiver” has the meaning ascribed to such term in the Purchase Agreement.

(w) “Preferred Shares” has the meaning ascribed to such term in the recitals.

(x) “Purchase Agreement” has the meaning ascribed to such term in the recitals.

(y) “Restricted Activities” has the meaning ascribed to such term in Section 3(a).

(z) “Securities Act” means the Securities Act of 1933, as amended.

(aa) “Subsidiary” means those corporations, banks, savings banks, associations and other persons of which such person owns or controls 51% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 51% or more of the outstanding equity securities is owned directly or indirectly by its parent.

(bb) “Transaction Documents” has the meaning ascribed to such term in the Purchase Agreement.

(cc) “Voting Stock” means any capital stock of any class or kind having the power to vote generally for the election of directors of the Company.

(dd) “Warrant Shares” has the meaning ascribed to such term in the recitals.

(ee) “Warrants” has the meaning ascribed to such term in the recitals.

[SIGNATURE PAGE FOLLOWS.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

REAL ESTATE STRATEGIES L.P
By:

JIWIN S.A.
General Partner

/s/ Eduardo Elsztain
Name: Eduardo Elsztain
Title: Chairman

IRSA Inversiones y Representaciones
Sociedad Anónima

By:

/s/ Eduardo Elsztain

Name: Eduardo Elsztain
Title: Chairman

SUPERTEL HOSPITALITY, INC.

By:

/s/ Kelly A. Walters

Name: Kelly A. Walters
Title: Chief Executive Officer

Investor Rights and Conversion Agreement Signature Page

EXHIBIT 4(b)

Employment Contracts	Position	Term	2011 Salary	Severance Salary *
Kelly A. Walters	President / CEO	3 years	$262,000	Three Years
Corrine L. Scarpello	SVP / CFO	3 years	$200,000	Three Years
Dave Walter	SVP / Treasurer	2 years	$147,000	Two Years
Steven C. Gilbert	SVP / COO	2 years	$144,000	Two Years

*	Paid if terminated without cause or executive terminates for good reason, as stated in the form of Employment Agreement attached hereto, in Section 6. Severance amount reduces by 6 months each year. One-third of severance will be paid in the form of Supertel equity to the extent available from shareholder approved plans. The Compensation Committee will review current plans and recommend additional plans for shareholder approval for this purpose. Additionally, the Compensation Committee will consider compensation arrangements that tie a portion of the compensation to performance metrics.